[CONFORMED COPY]
================================================================================

                                  HITACHI, LTD.

                      (Kabushiki Kaisha Hitachi Seisakusho)

                                       AND

                                 CITIBANK, N.A.,

                                             As Depositary,

                                       AND

                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                                  -------------

                                DEPOSIT AGREEMENT

                            Dated as of July 9, 1963
                             as Amended and Restated
                               as of March 6, 1981

================================================================================

                                DEPOSIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.

DEFINITIONS.......................................................................................................4
   SECTION 1.01.          "Hitachi"...............................................................................4
   SECTION 1.02.          "Depositary;" "Corporate Trust office"..................................................4
   SECTION 1.03.          "Custodian".............................................................................4
   SECTION 1.04.          "Deposit Agreement".....................................................................5
   SECTION 1.05.          "Stock".................................................................................5
   SECTION 1.06.          "Deposited Securities"..................................................................5
   SECTION 1.07.          "Receipt"...............................................................................5
   SECTION 1.08.          "American Depositary Shares"............................................................5
   SECTION 1.09.          "record holder".........................................................................5
   SECTION 1.10.          "dollars"...............................................................................5
   SECTION 1.11.          "Securities Act of 1933"................................................................6
   SECTION 1.12.          "Debenture".............................................................................6
   SECTION 1.13.          "Conversion Agent"......................................................................6
   SECTION 1.14.          "Indenture".............................................................................6
   SECTION 1.15.          "Trustee"...............................................................................6
   SECTION 1.16.          "Registrar".............................................................................6
   SECTION 1.17.          "Old Receipts"..........................................................................6
   SECTION 1.18.          "yen"...................................................................................6
   SECTION 1.19.          "Depositary's Agent"....................................................................6

ARTICLE II.

FORM OF RECEIPTS, DEPOSIT OF STOCK, DEPOSIT OF DEBENTURES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF
RECEIPTS..........................................................................................................6
   SECTION 2.01.          Form and Transferability of Receipts....................................................6
   SECTION 2.02.          Deposit of Stock; Execution and Delivery of Receipts in
                          Respect Thereof.........................................................................7
   SECTION 2.03.          Deposit of Debentures; Execution and Delivery of Receipts upon
                          Conversion Thereof......................................................................9
   SECTION 2.04.          Transfer of Receipts; Combinations and Split-ups.......................................12
   SECTION 2.05.          Surrender of Receipts and Withdrawal of Deposited Securities...........................12
   SECTION 2.06.          Limitations on Execution and Delivery, Transfer and Surrender
                          of Receipts............................................................................13
   SECTION 2.07.          Lost Receipts, Etc.....................................................................14
   SECTION 2.08.          Cancellation and Destruction of Surrendered Receipts...................................14
   SECTION 2.09            Exchange of Old Receipts for Receipts Issued Hereunder................................14

ARTICLE III.

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.......................................................................14
   SECTION 3.01.          Filing Proofs, Certificates and Other Information......................................14
   SECTION 3.02.          Payment of Taxes or Other Governmental Charges.........................................15
   SECTION 3.03.          Warranties on Deposit of Stock.........................................................15

ARTICLE IV.

THE DEPOSITED SECURITIES.........................................................................................15
   SECTION 4.01.          Cash Distributions.....................................................................15
   SECTION 4.02.          Distributions Other Than Cash..........................................................15
   SECTION 4.03.          Distributions in Stock.................................................................16
   SECTION 4.04.          Rights.................................................................................16
   SECTION 4.05.          Conversion of Foreign Currency.........................................................17
   SECTION 4.06.          Fixing of Record Date..................................................................18
   SECTION 4.07.          Voting Rights..........................................................................18
   SECTION 4.08.          Changes and Reclassifications, Recapitalizations, etc..................................18
   SECTION 4.09.          Reports................................................................................19
   SECTION 4.10.          Lists of Receipt Holders...............................................................19

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND HITACHI........................................................................20
   SECTION 5.01.          Maintenance of Office and Transfer Books by the
                          Depositary; Registrar..................................................................20
   SECTION 5.02.          Non-Performance or Delay in Performance by the Depositary
                          or Hitachi or the Custodian or any Depositary's Agent..................................20
   SECTION 5.03.          Obligations of the Depositary, Hitachi, the Custodian and
                          the Depositary's Agent.................................................................20
   SECTION 5.04.          Resignation and Removal of the Depositary; Appointment of
                          Successor Depositary...................................................................21
   SECTION 5.05.          The Custodian..........................................................................22
   SECTION 5.06.          Notices and Reports....................................................................22
   SECTION 5.07.          Issuance of Additional Stock, etc......................................................23
   SECTION 5.08.          Indemnification........................................................................24
   SECTION 5.09.          Charges and Expenses...................................................................24
   SECTION 5.10.          Financial Statements...................................................................24
   SECTION 5.11.          Withholding of Japanese Tax............................................................25

ARTICLE VI.

AMENDMENT AND TERMINATION........................................................................................25
   SECTION 6.01.          Amendment..............................................................................25
   SECTION 6.02.          Termination............................................................................25

ARTICLE VII.

MISCELLANEOUS....................................................................................................26
   SECTION 7.01.          Agreement May Be Executed in Counterparts; Filing of Copies............................26
   SECTION 7.02.          Agreement for Exclusive Benefit of Parties.............................................26
   SECTION 7.03.          Effect of Invalidity of Provisions.....................................................26
   SECTION 7.04.          Holders of Receipts are Parties........................................................26
   SECTION 7.05.          Notices................................................................................27
   SECTION 7.06.          Appointment of Depositary's Agents.....................................................27
   SECTION 7.07.          Closing Stock Transfer Books...........................................................27
   SECTION 7.08.          Appointment by Hitachi of Agent for Service of Process.................................28
   SECTION 7.09.          Amendment and Restatement..............................................................28
   SECTION 7.10.          Headings...............................................................................28
   SECTION 7.11.          Law of New York to Govern..............................................................28

Exhibit A -- Form of Receipt

Exhibit B -- Charges of the Depositary

                                DEPOSIT AGREEMENT

            DEPOSIT AGREEMENT (herein called the Deposit Agreement), dated as of July 9, 1963 as amended and restated as of March 6, 1981, among HITACHI, LTD. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan (herein called Hitachi), CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America (herein called the Depositary), and all holders from time to time of American Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

            WHEREAS, Hitachi desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of registered shares of Common Stock, each of 50 yen par value (herein called Stock) of Hitachi from time to time with the Depositary or with The Industrial Bank of Japan, Limited, Tokyo, Japan, or The Fuji Bank, Limited, Tokyo, Japan, as agents of the Depositary for the purposes of this Deposit Agreement, and for the issuance of American Depositary Receipts in respect of the Stock so deposited;

            WHEREAS, it is further desired to provide, as hereinafter set forth in this Deposit Agreement, for the conversion by the Depositary into shares of Stock of Hitachi's Debentures, as hereinafter defined, and, except as herein otherwise provided, for the issuance of American Depositary Receipts in respect of the Stock issued on such conversion; and

            WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

            Now, therefore, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                   ARTICLE I.

                                  DEFINITIONS.

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

            SECTION 1.01. The term "Hitachi" shall mean Hitachi, Ltd. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan, and its successors.

            SECTION 1.02. The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, presently having its Corporate Trust office at 111 Wall Street, New York, New York 10043 and its successors as Depositary hereunder such Corporate Trust office or any other office designated by the Depositary is herein called the "Corporate Trust office".

            SECTION 1.03. The term "Custodian" shall mean either The Industrial Bank of Japan, Limited or The Fuji Bank, Limited, each a corporation having a designated office in Tokyo, Japan, agents of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, pursuant to the terms of Section 5.05, as substitute Custodian hereunder. Each Custodian shall act severally. Provided, however, that the term Custodian when used in Section 2.03 hereof and in Article Three of the related Indenture shall mean only The Industrial Bank of Japan, Limited, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute Custodian for The Industrial Bank of Japan, Limited. As of the date of this Deposit Agreement such office of The Industrial Bank of Japan, Limited is located at 3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100, Japan and such office of The Fuji Bank, Limited is located at 3, Kabuto-cho 1-chome, Nihonbashi, Chuo-ku, Tokyo 103, Japan.

            SECTION 1.04. The term "Deposit Agreement" shall mean this instrument and all instruments supplemental hereto.

            SECTION 1.05. The term "Stock" shall mean shares in registered form of the Common Stock of Hitachi, par value 50 yen per share, heretofore validly issued and presently outstanding, fully paid and non-assessable, or hereafter validly issued and outstanding and fully paid and non-assessable.

            SECTION 1.06. The term "Deposited Securities" as of any time shall mean Stock at such time deposited under this Deposit Agreement, as a result of deposits of Stock pursuant to Section 2.02 or as a result of conversions pursuant to Section 2.03, and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

            SECTION 1.07. The term "Receipt" shall mean one of the American Depositary Receipts issued hereunder.

            SECTION 1.08. The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interest in the Deposited Securities represented thereby. Each American Depositary Share shall represent 20 shares of Stock and any and all other Deposited Securities received by the Depositary and at the time held under this Deposit Agreement in respect to such shares.

            SECTION 1.09. The term "record holder" as applied to a Receipt shall mean the holder in whose name such Receipt shall be recorded on the books of the Depositary. The term "holder" as applied to a Receipt shall mean, if the Receipt be not endorsed or accompanied by proper instruments of transfer, the record holder thereof, or, if endorsed or accompanied by proper instruments of transfer and delivered to any specified person, such person, or, if endorsed in blank or accompanied by proper instruments of transfer in blank, the bearer thereof. The terms "holder" and "Debentureholder" as applied to a coupon Debenture not registered as to principal or a coupon appertaining to a Debenture shall mean the then bearer thereof, and as applied to a fully registered Debenture or coupon Debenture registered as to principal shall mean the registered holder thereof.

            SECTION 1.10. The term "dollars" shall mean United States dollars.

            SECTION 1.11. The term "Securities Act of 1933" shall mean the Act of May 27, 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

            SECTION 1.12. The term "Debenture" shall mean one of any issue of Debentures which have been designated in writing from time to time by Hitachi and the Depositary as a "Debenture" for the purposes of this Deposit Agreement.

            SECTION 1.13. The term "Conversion Agent" with respect to any Debenture shall mean the agency or agencies maintained by Hitachi in accordance with the related Indenture for the purpose of conversion of the Debentures.

            SECTION 1.14. The term "Indenture" shall mean with respect to any Debentures, the Indenture or similar instrument pursuant to which such Debentures shall be issued, in each case as the same shall be amended from time to time.

            SECTION 1.15. The term "Trustee" shall mean with respect to any Indenture the Trustee under such Indenture.

            SECTION 1.16. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed to register Receipts as herein provided.

            SECTION 1.17. The term "Old Receipts" shall mean the American Depositary Receipts evidencing depositary shares, each representing 40 shares of Stock, issued before March 6, 1981.

            SECTION 1.18. The term "yen" shall mean Japanese yen.

            SECTION 1.19. The term "Depositary's Agent" shall mean an Agent appointed by the Depositary as provided, and for the purposes specified, in
Section 7.06.

                                  ARTICLE II.

                 FORM OF RECEIPTS, DEPOSIT OF STOCK, DEPOSIT OF
                  DEBENTURES, EXECUTION AND DELIVERY, TRANSFER
                            AND SURRENDER OF RECEIPTS

            SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed on steel-engraved borders or printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and may be issued in denominations of any number of American Depositary Shares. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall record on its transfer books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time the proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts or of the execution of this Deposit Agreement.

            The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable laws or regulations or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise. If required by any stock exchange to which application is made to list the Receipts, the Company may authorize the exchange of Receipts for other Receipts printed and engraved in the manner required by such stock exchange.

            Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery of such Receipt with the same effect as in the case of a negotiable instrument, provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in
Section 2.04, the Depositary, notwithstanding any notice to the contrary, may treat the record holder thereof for the time being as the absolute owner thereof (notwithstanding any notation of ownership or other writing therein made by anyone) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and for all other purposes.

            SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, (1) any holder thereof may deposit Stock under this Deposit Agreement by delivering to the Custodian (or to the Depositary as hereinafter provided in this Section 2.02) a certificate or certificates for the Stock to be deposited, accompanied by a proper instrument of transfer, or endorsement, if so required by Japanese law, in form satisfactory to the Custodian, together with securities, property and cash, if any, equal in amount to the securities, property and cash held at the time in respect of the Stock under the Deposit Agreement, and all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares to which such person is entitled, and (2) additional Stock may be deposited under this Deposit Agreement in connection with the exercise by the Depositary of rights to subscribe for additional Stock made available by the Depositary pursuant to
Section 4.04 or in connection with a dividend in, or free distribution of, Stock as provided in Section 4.03, by delivery to the Custodian of a certificate or certificates for such Stock, or upon conversion of the Debentures as provided in
Section 2.03(a), by delivery to the Custodian for purposes of Section 2.03 of a certificate or certificates for such Stock. The holder depositing Stock must submit satisfactory evidence that such holder is not resident in Japan.

            If required by the Depositary, Stock presented, for deposit by a holder at any time, whether or not the transfer books of Hitachi are closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Stock 'or to receive other property, which any person in whose name the Stock, is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such Agreement of indemnity or other Agreement as shall be satisfactory to the Depositary, and (2), if the Stock is recorded in the name of the person on whose behalf it is presented for deposit, a proxy entitling the Depositary to vote such deposited Stock for any and all purposes until the Stock is transferred and recorded on the books of Hitachi in the name of the Depositary or its nominee or the Custodian or its nominee.

            At the request and risk and expense of any holder of Stock, and for the account of such holder, the Depositary may receive certificates of Stock to be deposited, together with the other securities, properties and cash, if any, and the other instruments herein specified, for the purpose of forwarding such Stock certificates and other property to the Custodian for deposit hereunder.

            Upon each delivery to the Custodian of a certificate or certificates for Stock to be deposited hereunder, together with the other documents and property above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to Hitachi for transfer and recordation of the Stock being deposited in the name of the Depositary or its nominee or the Custodian or its nominee.

            Deposited Securities shall be held by the Depositary, or by the Custodian, for the account and subject to the order of the Depositary, at the designated office of the Custodian in Tokyo, Japan or at such other place or places as the Depositary shall determine.

            Upon Receipt by the Custodian of a certificate or certificates for Stock to be deposited hereunder by the holder thereof, together with the other documents and property required as above specified, the Custodian shall notify the Depositary of such deposit and of the names of the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof, the office of the Depositary or the Depositary's Agent, or any other office, at which such Receipts are to be delivered and the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter, or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

            Upon receiving such notification from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust office in the Borough of Manhattan, the City of New York, or such other office as the Depositary may designate, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing the number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock; provided that, if such delivery is to be made at a place other than the Corporate Trust office of the Depositary, such delivery shall be at the risk and expense of the holder of the Stock.

            SECTION 2.03. Deposit of Debentures; Execution and Delivery of Receipts upon Conversion Thereof. (a) Upon the Deposit by any Debentureholder with the Depositary or a Depositary's Agent of any Debenture or Debentures for conversion of all or any portion thereof into Stock evidenced by Receipts in accordance with the provisions of Article Three of the related Indenture, together with the notice given by such Debentureholder pursuant to Section 3.02(a) of the related Indenture, the Depositary or its nominee shall, as soon as practicable and in any event effective immediately prior to the close of business, New York City time, on the date of such deposit and Receipt of such notice, surrender or cause to be surrendered such Debenture or Debentures and a copy of such notice to the Conversion Agent, together with written request from the Depositary or its nominee to Hitachi stating that the Depositary or its nominee elects to convert such Debenture or Debentures, or, if such notice of the Debentureholder shall have specified that only a portion of any such Debenture is to be converted, stating that the Depositary or its nominee elects to convert such portion. Debentures so surrendered by the Depositary or its nominee shall be in bearer form, or, in the case of registered Debentures without coupons or coupon Debentures registered as to principal, shall be accompanied by proper assignments thereof in blank for transfer. The conversion of such Debentures shall be deemed to have been effected simultaneously with the effective time in Tokyo (such time in Tokyo being the next calendar day) of the surrender to the Depositary or a Depositary's Agent of such Debenture and the notice referred to above, and at such time the Depositary or its nominee shall be deemed to have become the holder of record of the greatest number of full shares of Stock issuable upon such conversion (disregarding any retroactive adjustment of the conversion price pursuant to Section 3.04 of the related Indenture prior to the time such adjustment shall have become effective) after disregarding fractions of such shares, as provided in Section 3.01 of the related Indenture, and the person or persons specified in the notice given by the Debentureholder pursuant to Section 3.02(a) of the related Indenture shall be deemed to have become the holder or holders of record of the greatest number of full American Depositary Shares issuable here-under (disregarding fractions of such shares, which shall be paid as provided in Section 3.03 of the related Indenture) in respect of such shares of Stock. As promptly as practicable after the surrender of such Debentures for conversion to the Conversion Agent and Receipt of a copy of such notice and the request referred to above but effective as of the time in Tokyo referred to above, Hitachi shall record the Depositary or its nominee as the owner of such Stock in its register of shareholders and thereafter shall issue and deliver to the Custodian a certificate or certificates for the number of shares of Stock registered in the name of the Depositary or its nominee, and any other securities, property or cash, to which the person named in such notice of the Debentureholder is entitled and, as promptly as practicable after Receipt by the Custodian of such certificate or certificates and such other securities, property, or cash, the Depositary shall issue and deliver to the person or persons specified in such notice of the Debentureholder, a Receipt or Receipts representing such American Depositary Shares and such other securities, property or cash (or warrants or other instruments evidencing the right to receive the same), if any, not represented by such American Depositary Shares, but only upon Receipt by the Depositary of payment (or of evidence satisfactory to the Depositary as to the payment) of any tax payable in respect of any transfer involved in the issue and delivery of a Receipt or Receipts in a name other than that of the Debentureholder. Such delivery shall be made at the Corporate Trust office of the Depositary in New York City or such other office as the Depositary may designate, all as specified in the notice of the Debentureholder; provided that, if such delivery is to be made at a place other than the Corporate Trust office of the Depositary, such delivery shall be at the risk and expense of the Debentureholder.

            In addition to the foregoing, in the case of a Debenture which is converted subsequent to a record date referred to in Section 3.04 of the related Indenture and prior to a retroactive adjustment in the conversion price as provided therein, the Depositary or its nominee, immediately upon such retroactive adjustment, shall be deemed to have become the holder of record of the number of additional full shares of Stock equal to the excess of the greatest number of full shares of Stock deliverable upon conversion of such Debenture (giving effect to any retroactive adjustment referred to in the preceding paragraph) over the number of shares previously delivered pursuant to the preceding paragraph upon such conversion (after disregarding fractions of such shares, as provided in Section 3.01 of the related Indenture), and the person or persons specified in the notice given by the Debentureholder pursuant to Section 3.02(a) of the related Indenture, as stated above, shall be deemed to have become the holder or holders of record of the number of additional full American Depositary Shares equal to the excess of the greatest number of full American Depositary Shares issuable hereunder (disregarding fractions of such shares, which shall be paid as provided in Section 3.03 of the related Indenture) in respect of the aggregate number of shares of Stock delivered upon conversion of such Debenture over the number of American Depositary Shares previously delivered pursuant to the preceding paragraph upon such conversion. As promptly as practicable thereafter, Hitachi shall issue and deliver to the Custodian a certificate or certificates for such number of additional full shares of Stock registered in the name of the Depositary or its nominee, and, as promptly as practicable after Receipt by the Custodian of such certificate or certificates, the Depositary shall issue and deliver to the person or persons specified in such notice of the Debentureholder, a Receipt or Receipts representing such additional full American Depositary Shares, but only upon Receipt by the Depositary of payment (or of evidence satisfactory to the Depositary as to the payment) of any tax payable in respect of any transfer involved in the issue and delivery of a Receipt or Receipts in a name other than that of the Debentureholder.

            In the event that conversions of Debentures shall result in the creation of a fractional interest in American Depositary Shares, the Depositary shall hold such fractional interests for the account of the Conversion Agent and from time to time in accordance with the instructions given by such Conversion Agent shall either deliver the Deposited Securities represented by such fractional interests to or upon the order of such Conversion Agent or issue a Receipt or Receipts representing the full number of American Depositary Shares resulting from the sum of the fractional interests then held by the Depositary for the account of such Conversion Agent.

            (b) Upon the deposit by any Debentureholder with the Depositary or a Depositary's Agent of any Debenture or Debentures for conversion of all or any portion thereof into Stock rather than Receipts in accordance with the provisions of Article Three of the related Indenture, together with the notice given by such Debentureholder pursuant to Section 3.02(b) of the related Indenture, the Depositary or its nominee shall, as soon as practicable and in any event effective immediately prior to the close of business, New York City time, on the date of such deposit and Receipt of such notice, surrender or cause to be surrendered such Debenture or Debentures and a copy of such notice to the Conversion Agent, together with written request from the Depositary or its nominee to Hitachi stating that the Depositary or its nominee elects to convert such Debenture or Debentures or, if such Debentureholder shall have specified that only a portion of any such Debenture is to be converted, stating that the Depositary or its nominee elects to convert such portion. Debentures so surrendered by the Depositary or its nominee shall be in bearer form or, in the case of registered Debentures without coupons or coupon Debentures registered as to principal, shall be accompanied by proper assignment thereof in blank for transfer. The conversion of such Debenture shall be deemed to have been effected simultaneously with the effective time in Tokyo (such time in Tokyo being the next calendar day) of the surrender to the Depositary or Depositary's Agent of such Debenture and the notice referred to above, and at such time the Depositary or its nominee shall be deemed to have become the holder of record of the greatest number of full shares of Stock issuable upon such conversion (disregarding any retroactive adjustment of the conversion price pursuant to Section 3.04 of the related Indenture prior to the time such adjustment shall have become effective) after disregarding fractions of such shares, as provided in Section 3.01 of the related Indenture. As promptly as practicable after the surrender of such Debentures for conversion to the Conversion Agent and Receipt of a copy of such notice and the request referred to above but effective as of the time in Tokyo referred to above, Hitachi shall record the Depositary or its nominee as the owner of such Stock in its register of shareholders and thereafter shall issue and deliver to the Custodian a certificate or certificates for such number of shares of Stock, and any other securities, property or cash, to which the person specified in the notice given by the Debentureholder pursuant to Section 3.02 (b) of the related Indenture is entitled. As promptly as practicable after the Receipt by the Custodian of such certificate or certificates and such other securities, property or cash, the Depositary shall direct the Custodian to transfer and deliver the same at its designated office in Tokyo (together with any other securities, property or cash, issuable upon conversion) to the order of the person or persons specified in the notice given by the Debentureholder pursuant to Section 3.02(b) of the related Indenture. The Depositary shall furnish the Custodian with such assignments or other documents as may be required by Hitachi or the Custodian to effect such transfer.

            In addition to the foregoing, in the case of a Debenture which is converted subsequent to a record date referred to in Section 3.04 of the related Indenture, and prior to a retroactive adjustment in the conversion price as provided therein, the Depositary or its nominee, immediately upon such retroactive adjustment, shall be deemed to have become the holder of record of the number of additional full shares of Stock equal to the excess of the greatest number of full shares of Stock deliverable upon conversion of such Debenture (giving effect to any retroactive adjustment referred to in the preceding paragraph) over the number of shares previously delivered pursuant to the preceding paragraph upon such conversion (after disregarding fractions of such shares, as provided in Section 3.01 of the related Indenture). As promptly as practicable thereafter, Hitachi shall issue and deliver to the Custodian a certificate or certificates for such number of additional full shares of Stock. As promptly as practicable after the Receipt by the Custodian of such certificate or certificates, the Depositary shall cause the Custodian to transfer and deliver the same at its designated office in Tokyo to the order of the person or persons specified in the notice of the Debentureholder given pursuant to Section 3.02(b) of the related Indenture.

            At the request, risk and expense of the Debentureholder depositing the Debenture or Debentures for conversion, and for the account of such Debentureholder, the Depositary shall direct the Custodian to forward such certificate or certificates (together with any other securities, property or cash issuable or deliverable upon conversion) to the Depositary for delivery at its Corporate Trust office in the City of New York or the office of one of the Depositary's Agents, as designated in the notice of the Debentureholder.

            (c) As provided in Section 3.02(c) of the related Indenture in the case of any registered Debenture without coupons which is to be converted in part only, upon surrender of such Debenture by the Depositary for such partial conversion Hitachi shall execute and the Trustee under the related Indenture shall authenticate and deliver to the holder of the Debenture, at the expense of Hitachi a new registered Debenture without coupons equal in principal amount to the portion of such Debenture not so converted.

            (d) In connection with the conversion of Debentures, the Depositary will comply with the provisions of Article Three of the related Indenture applicable to it to the same extent as if such provisions were set forth in full herein.

            (e) Except as otherwise provided in Section 2.03(a), Hitachi agrees to pay, as provided in Section 3.08 of the related Indenture, all Japanese or United States documentary, stamp, issue, transfer or similar taxes which may be payable in respect of the deposit of the Debentures, or the issue or delivery of shares of Stock upon conversion thereof, or the issue of a Receipt or Receipts representing such shares.

            SECTION 2.04. Transfer of Receipts; Combinations and Split-ups. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall make transfers on its transfer books from time to time of Receipts, upon any surrender at the Corporate Trust office of the Depositary or at such other offices, if any, as the Depositary may designate, of a Receipt by the holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and with all requisite New York and United States of America tax stamps affixed and duly cancelled. Thereupon the Depositary shall execute a new Receipt or Receipts, representing the same aggregate number of American Depositary Shares, and deliver or cause to be delivered the same to or upon the order of the person entitled thereto at the office where such Receipt was surrendered.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for the number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Corporate Trust office of the Depositary or at such other offices, if any, as it may designate, of a Receipt for the purpose of withdrawal of the Stock and other Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Stock and any other Deposited Securities at the time represented by such Receipt. Delivery of such Stock and other Deposited Securities may be made by the delivery of certificates registered in the name of such holder or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Stock and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the designated office of the Custodian in Tokyo, Japan, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Stock and any other Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distribution or rights, which may at the time be held by the Depositary. Such direction shall be given by letter or, at the risk and expense of the holder, by cable, telex ,or facsimile transmission.

            At the request and risk and expense of any holder so surrendering a. Receipt, and for the account of such holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the amount of Stock and any other Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust office of the Depositary. Such direction shall be given by letter or, at the request and risk and expense of such holder, by cable, telex or facsimile transmission.

            SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt, the Depositary, any of the Depositary's Agents or the Custodian may require payment of a sum sufficient to reimburse it for any tax and other governmental charge and any stock transfer registration fee with respect thereto (including any such tax, charge or fee with respect to Deposited Securities being deposited or withdrawn), and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

            The deposit of Debentures generally or of particular Debentures for conversion in accordance with the provisions of Article Three of the related Indenture may be refused, the delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against the deposit of particular Stock may be withheld, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, or Hitachi are closed, or if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or Hitachi at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or, except in the case of surrender of outstanding Receipts, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement or for distribution to the holders of Receipts, any Stock or other securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such securities, nor will the Depositary issue any Receipts unless a registration statement is in effect as to such Receipts.

            SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated or be destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the holder thereof filing with the Depositary evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt and the authenticity thereof and of his ownership thereof and furnishing the Depositary with indemnification satisfactory to the Depositary.

            SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

            SECTION 2.09. Exchange of Old Receipts for Receipts Issued Hereunder. As soon as practicable after the execution of this amended and restated Deposit Agreement, the Depositary shall notify the record holders of Old Receipts (i) of the execution of this amended and restated Deposit Agreement, (ii) that the Old Receipts held by them may be exchanged for Receipts issued hereunder, and (iii) such other information as the Depositary may deem appropriate. Upon presentation to the Depositary of any such old Receipt by or on behalf of the registered holder thereof together with a duly completed transmittal form and such other endorsements or accompanied by proper instruments of transfer as the Depositary may require, the Depositary shall execute and deliver a Receipt representing the same number of shares of Stock as are then represented by such Old Receipt. The Depositary may withhold the distribution of dividends having a record date on or after the date of the mailing of such notice to the holders of Old Receipts until such Old Receipts have been exchanged for Receipts issued hereunder. No fee shall be charged to the holders of Old Receipts for the exchange for Receipts, except that, in all cases involving a change of ownership, any required transfer taxes or other such charges shall be paid by such holders.

                                  ARTICLE III.

                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

            SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence, or other matters or other information, to execute such certificate and to make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

            SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder thereof (after attempting by reasonable means to notify the holder prior to such sale) any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the record holder of such Receipt remaining liable for any deficiency.

            SECTION 3.03. Warranties on Deposit of Stock. Every person depositing Stock pursuant to Section 2.02 shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are validly issued and outstanding and fully paid and non-assessable, and that the person making such deposit is not resident in Japan and is duly authorized so to do. Hitachi hereby represents and warrants that the Stock issuable upon conversion of the Debentures pursuant to the provisions of Article Three of the related Indenture and Section 2.03 will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of Stock or the issuance of Stock upon conversion, as the case may be, and issuance of Receipts in respect thereof.

                                   ARTICLE IV.

                            THE DEPOSITED SECURITIES.

            SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into dollars and shall distribute the amount thus received to the record holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, provided, however, that in the event that any of the deposited Stock is not entitled, by reason of its date of issuance or otherwise, to receive the full amount of such cash distribution, the Depositary shall make an appropriate adjustment in the amount distributed to the holders of the Receipts issued in respect of such Stock, and provided further, that in case Hitachi or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any record holders of a Receipt or Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

            SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash upon the Deposited Securities, the Depositary shall (subject to the provisions of Section 4.03) cause the Securities or property received by it to be distributed to the record holders of Receipts entitled thereto, in proportion to the number of American Depositary

Shares held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such proportionate distribution cannot be made among the record holders of Receipts entitled thereto or if for any other reason (including any requirement that Hitachi or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible as a whole or in part, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof. The net proceeds of any such sale, reduced by any amount withheld on account of taxes with respect to such distribution, shall be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

            SECTION 4.03. Distributions in Stock. If any distribution consists of a dividend in, or free distribution of, Stock or other securities, the Depositary may (in lieu of the distributions authorized by Section 4.02) in its discretion with the approval of Hitachi distribute to the record holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Stock or other securities received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock or other securities constituting the aggregate of such fractions (or Receipts representing such aggregate) and distribute the net proceeds of such sale, all in the manner and subject to the conditions described in Section 4.02.

            SECTION 4.04. Rights. Whenever Hitachi shall offer or cause to be offered to the holders of any Deposited Securities in whose name such Securities are recorded on the transfer books of Hitachi any rights to subscribe for additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the record holders of Receipts in each manner as the Depositary may determine, either by the issue to the record holders entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to record holders of Receipts by the issue of warrants or otherwise, or if instructed by record holders of Receipts that such holders do not desire to exercise such rights, the Depositary may sell such rights in its discretion at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

            Hitachi will, in connection with any offer of such rights, make such rights generally transferable or consent to the transfer thereof by foreign investors not resident in Japan.

            If registration under the Securities Act of 1933 of the Securities to which any rights relate is required in order for Hitachi to offer such rights to holders of Receipts and sell the Securities represented by such rights, Hitachi agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary make available to the holders of Receipts any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such Securities to the holders of such Receipts are in the opinion of counsel for the Depositary exempt from registration under the provisions of said Act.

            SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary shall receive or, hold foreign currency (i.e., a currency other than dollars), received by way of dividends or other distributions or as the net proceeds from the sale of Securities, property or rights, and if at the time the foreign currency so received or held can in the judgment of the Depositary be converted (at the official or other rate of exchange) on a reasonable basis into dollars available to the Depositary in New York City, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the record holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitled the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among holders on account of Japanese exchange restrictions or otherwise. Payments in dollars in respect of any Receipt will be made, subject to applicable laws and regulations, by check drawn on the Depositary.

            If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

            If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars available to it in New York City, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may, in its discretion, distribute the foreign currency received by the Depositary (or an appropriate document evidencing the right to receive such foreign currency) to the respective accounts of the record holders of Receipts entitled thereto, or the Depositary may in its discretion hold such foreign currency proceeds for the respective accounts of such record holders and distribute to them appropriate warrants or other instruments evidencing their rights to receive such foreign currency.

            If any such conversion of foreign currency in whole or in part cannot be effected as aforesaid for distribution to some record holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the record holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of and distribute appropriate warrants or other instruments evidencing the right to receive such foreign currency to, the persons who were record holders of Receipts entitled thereto with respect to whom such conversion could not then be effected.

            SECTION 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall fix a record date for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Section 4.01 and of the last paragraph of Section 4.05, the record holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give instructions for the exercise of such voting rights in proportion to the number of American Depositary Shares held by them respectively. Hitachi shall give the Depositary at least 15 days' written notice of the fixing of any such record date by it.

            SECTION 4.07. Voting Rights. Upon Receipt of notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of Hitachi, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective Receipts, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by Hitachi. Upon the written request of a record holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The above notice to record holders of Receipts shall state that if no instructions are received by the Depositary on or before the date established by the Depositary for such purpose the Depositary will give a discretionary proxy to a person designated by Hitachi unless the Depositary has knowledge of any contest as to the action to be taken at the meeting or unless action is to be taken to authorize a merger, consolidation or amalgamation (except an amalgamation between Hitachi and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities. Hitachi hereby agrees to take all action which shall at any time be deemed necessary by the Depositary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every Receipt, the record holder of which shall have furnished a written request setting forth instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request. So long as the Depositary shall act in good faith it shall not be responsible for any failure to carry out any instructions filed with it, or to comply with the provisions of any such notice, or for the manner or effect of any such vote, with or without instructions, or for not exercising any right to vote.

            SECTION 4.08. Changes and Reclassifications, Recapitalizations, etc. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Hitachi or to which it is a party, the Depositary may in its discretion with the approval of Hitachi, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under this Deposit Agreement so that Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or on conversion. In any such case the Depositary may in its discretion execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or take such other action as may be deemed by it appropriate in the circumstances.

            SECTION 4.09. Reports. The Depositary shall make available for inspection by holders of Receipts at its Corporate Trust office and furnish to the Securities and Exchange Commission, Washington, D.C. (herein called the Commission), any reports and communications received from Hitachi which are both
(a) received by the Depositary or its nominee or the Custodian or its nominee as the holder of the Deposited Securities, and (b) made generally available to the holders of any such Deposited Securities by Hitachi. The Depositary shall also send to record holders of Receipts copies of reports which are furnished by Hitachi pursuant to Section 5.06.

            In addition, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives as holder of the Deposited Securities from Hitachi and which Hitachi advises the Depositary are not otherwise furnished to or filed with the Commission pursuant to any other requirement of the Commission. The Depositary shall also furnish to the commission semi-annually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to Receipts, the following information in tabular form:

                  (1) Number of shares of Stock represented by Receipts issued during period covered by the report; number of shares of Stock represented by Receipts retired during the period covered by report; total number of shares of Stock represented by Receipts remaining outstanding; and

                  (2) The name of each dealer in the United States known to the
            Depositary to have deposited shares of Stock against issuance of Receipts during the period covered by the report.

            Hitachi shall furnish the Depositary with the names of each dealer known to Hitachi to have deposited Stock against issuance of Receipts, and the Depositary shall include in its report the names of such dealer or dealers in the United States which are furnished by Hitachi.

            SECTION 4.10. Lists of Receipt Holders. Promptly upon request by Hitachi the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

                                   ARTICLE V.

                   THE DEPOSITARY, THE CUSTODIAN AND HITACHI.

            SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary; Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books for the transfer of Receipts which at all reasonable times shall be open for inspection by Hitachi and by the record holders of Receipts, provided that such inspection by a record holder shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of Hitachi or a matter related to this Deposit Agreement or the Receipts.

            The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder. If the Receipts shall be listed on any stock exchange in New York, the Depositary shall, with the approval of Hitachi, appoint a Registrar in the Borough of Manhattan, The City of New York, for registry of the Receipts in accordance with any requirements of such exchange. Such Registrar may be removed and a substitute registrar appointed by the Depositary upon the request of or with the approval of Hitachi. If the Receipts are listed on other stock exchanges, the Depositary will, at the request of Hitachi, arrange for such facilities for the delivery and surrender of Receipts as may be required by law or applicable stock exchange regulation.

            SECTION 5.02. Non-performance or Delay in Performance by the Depositary or Hitachi or the Custodian or any Depositary's Agent. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or Japan or any other country, or of any other action of any governmental authority thereof, or in the case of the Depositary, the Custodian, or the Depositary's Agent by reason of any provision, present or future, of the Articles of Incorporation of Hitachi, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or any Depositary's Agent or Hitachi or the Custodian shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or Hitachi or the Custodian or any Depositary's Agent incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

            SECTION 5.03. Obligations of the Depositary, Hitachi, the Custodian and the Depositary's Agent. Neither the Depositary, nor Hitachi nor the Custodian nor any Depositary's Agent assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

            Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

            Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary or Hitachi or the Custodian or any Depositary's Agent may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            The Depositary, any Depositary's Agent, any Registrar and the Custodian may own and deal in any class of securities of Hitachi and its affiliates and in Receipts.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

            SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to Hitachi and the Trustee under each Indenture, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by Hitachi upon written notice of such removal delivered to the Depositary and to the Trustee under each Indenture, effective upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided. In the event of the resignation or removal of the Depositary and appointment of a successor Depositary, Hitachi shall make arrangements satisfactory to the Depositary whereby outstanding Receipts may be exchanged, without charge to the holders of the outstanding Receipts, for new Receipts issued by the successor Depositary, and if requested by the Depositary, Hitachi shall take such steps as may be reasonably practicable under the circumstances to cause such outstanding Receipts to be so exchanged.

            In case at any time the Depositary acting hereunder shall resign or be removed, Hitachi shall, within the 30 day period referred to in Section 6.02, appoint a successor Depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor Depositary shall execute and deliver to its predecessor and to Hitachi an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of Hitachi shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any such successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

            Any corporation into or with which the Depositary may be merged or consolidated or resulting from the conversion of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act.

            SECTION 5.05. The Custodian. The Depositary has appointed The Industrial Bank of Japan, Limited, Tokyo, Japan, and The Fuji Bank, Limited, Tokyo, Japan, severally, as Custodians and agents of the Depositary for the purposes of this Deposit Agreement. Each Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Either Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If after such resignation there will be a Custodian remaining hereunder, the resigning Custodian shall, upon demand of the Depositary, deliver Deposited Securities held by it to such remaining Custodian and such remaining Custodian shall thereupon assume the obligations and duties of such resigning Custodian, including obligations or duties pursuant to Section 2.03 hereof, if any. If after such resignation there will be no Custodian remaining hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute Custodian, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the holders of Receipts to do so, it may upon prior consultation with Hitachi appoint a substitute Custodian, for either Custodian, which, together with any other Custodian hereunder, shall thereafter be a Custodian hereunder, and upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to such substitute Custodian. Each such substitute Custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary. Promptly after any such change the Depositary shall mail notice thereof to all record holders of Receipts. If prior to such change two entities were acting severally as Custodian such notice shall be mailed at Hitachi's expense but if prior to such change only one entity was acting as Custodian such notice shall be mailed without cost to Hitachi.

            Upon the appointment of any successor Depositary hereunder, the Custodian then acting hereunder stall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor Depositary.

            SECTION 5.06. Notices and Reports. On or before the first date of giving by Hitachi of notice by publication or otherwise, of any meeting of holders of Stock or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, Hitachi agrees to transmit in an expeditious manner to the Depositary a copy of the notice thereof in the form given or to be given to holders of Stock or such other Deposited Securities.

            The Depositary will, at Hitachi's expense, promptly obtain English translations of such notices and any other reports and communications which are made generally available by Hitachi to holders of its Stock, and arrange for the mailing of copies of such translations to all record holders of Receipts. Such English translations shall be in the form in which the notice or other report or communication was made generally available by Hitachi to holders of its Stock, provided however that financial statements contained therein may be revised by Hitachi to conform to the requirements of Section 5.10; and, provided further, that the text of any such notice or other report or communication may be revised by Hitachi as appropriate to conform it to any such revision in the financial statements contained therein. In addition, the Depositary will make available at its Corporate Trust office in New York, at the expense of Hitachi, sufficient copies of such notices and other reports and communications to supply record holders of Receipts with such copies as they may reasonably request. Notwithstanding the foregoing provisions of this paragraph, neither the Depositary nor Hitachi shall be obligated to furnish to record holders of Receipts any financial statements other than those referred to in Section 5.10.

            In addition, if Hitachi shall offer or cause to be offered to the holders of Stock any rights to subscribe for additional Stock or any rights of any other nature, the Depositary will, if it is lawful and if time permits, release to the public press and other financial publications in the United States full information concerning such rights offering (including the way in which such rights will be made available to holders of Receipts) and at the expense of Hitachi publish a notice in at least one newspaper of general circulation in the City of New York to be selected by the Depositary, stating among other things the time within which the holders of Receipts may exercise such rights and the method of exercise. The Depositary may, in its discretion, refrain from publishing such a notice if, in its judgment, appropriate information with respect to the rights offering has already appeared in the public press in the City of New York.

            SECTION 5.07. Issuance of Additional Stock, etc. In the event of any issuance by Hitachi or any company controlled by Hitachi to the holders of Deposited Securities of (1) additional Stock or other securities, (2) rights to subscribe for Stock or other securities, (3) Securities convertible into Stock or other securities, or (4) rights to subscribe for such Securities, Hitachi will give the Depositary notice thereof at least 21 days prior to the date for determining the persons entitled to any such additional Stock, other securities or rights, as the case may be, and the Depositary shall thereupon promptly obtain from counsel in the United States selected by the Depositary and satisfactory to Hitachi a written opinion as to whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of any Receipts to be issued in connection with such Securities or prior to the issuance of such rights. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such issuance of Securities or rights.

            Hitachi agrees with the Depositary that neither Hitachi nor any company controlled by Hitachi will at any time deposit hereunder, or arrange for another to deposit hereunder, any Stock upon original issuance or upon a sale of Stock previously issued and reacquired by Hitachi or acquired by any company under its control, if such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is in effect as to such Stock under such Act.

            SECTION 5.08. Indemnification. Hitachi agrees to indemnify the Depositary, the Custodian, any Depositary's Agent and any Registrar under this Deposit Agreement against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time (1) by either the Depositary, the Custodian, any Depositary's Agent or such Registrar, except for any liability arising out of negligence or bad faith, or (2) by Hitachi or any of its agents.

            SECTION 5.09. Charges and Expenses. Hitachi agrees to pay all charges and expenses of the Depositary as shown in Exhibit B hereto, and those of any Registrar under this Deposit Agreement, other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.02(1) and the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges (except as provided in Section 2.03(e), (3) such registration fees as may from time to time be in effect for the registration of Stock transfers generally on the Stock register of Hitachi and accordingly applicable to transfers of Stock to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits hereunder pursuant to
Section 2.02 (1), and (4) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts or Debentures. All charges and expenses referred to in clauses (1) through (4) in the preceding sentence shall be paid by the persons depositing the Stock or other securities or the holders of Receipts as the case may be. Any other charges and expenses of the Depositary hereunder (including fees and expenses of counsel) will be paid upon consultation and agreement between the Depositary and Hitachi as to the amount and nature of such charges and expenses. Charges of the Depositary hereunder may at any time and from time to time be changed by agreement between Hitachi and the Depositary. The Depositary shall present to Hitachi its statement for such charges and expenses payable by Hitachi no more frequently than once each month.

            Hitachi will pay the reasonable fees and expenses of the Custodian, except certain fees in connection with deposits and withdrawals of shares by other than Hitachi, which fees will be paid by the Depositary.

            SECTION 5.10. Financial Statements. Hitachi agrees to furnish to the Depositary, and the Depositary will, at Hitachi's expense, arrange to mail to all record holders of Receipts, (1) promptly after the end of the first six-month accounting period in each fiscal year, a balance sheet and statements of income and retained earnings (which need not be audited) for Hitachi as at the end of and for such six-month period, all in reasonable detail and certified by the principal financial or accounting officer of Hitachi, and (2) promptly after the end of each fiscal year, a balance sheet and statements of income and retained earnings for Hitachi as at the end of and for such year, all in reasonable detail and certified by independent public accountants. All such interim and year-end statements shall be in the English language, shall be expressed in both yen and in dollars translated from yen at a rate of exchange stated therein and shall be prepared in accordance with accounting principles generally accepted in the United States except to the extent exceptions from such accounting principles are permitted in periodic reports filed by Hitachi with the Securities and Exchange Commission and, so long as Hitachi has active subsidiaries, shall be on a consolidated basis to the extent that the accounts of Hitachi and its subsidiaries are consolidated in its annual reports to the Securities and Exchange Commission.

            SECTION 5.11. Withholding of Japanese Tax. Hitachi shall to the extent required by Japanese laws and regulations withhold the tax on any dividend or distribution made by it to its stockholders and shall advise the Custodian of the applicable withholding rate or rates and the total amount of yen so withheld for each country. Hitachi will remit to the appropriate governmental agency all sums withheld and will make all necessary reports and filings.

                                   ARTICLE VI.

                           AMENDMENT AND TERMINATION.

            SECTION 6.01. Amendment. Subject to Section 6.07 of each Indenture, the form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by Agreement between Hitachi and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees or charges or have the effect of increasing any fees or charges (other than taxes and other governmental charges or the fees of the Depositary for the execution and delivery of certain Receipts and the cancellation of Receipts which are payable by the holders thereof as provided in Section 5.09) or which shall otherwise prejudice any substantial existing right of holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

            SECTION 6.02. Termination. Subject to Section 6.07 of each indenture, at any time after March 1, 1986 or at any time when the number of shares of Stock represented by outstanding Receipts shall be less than 5,000,000 shares, the Depositary shall, if Hitachi so requests, terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.

            The Depositary may likewise terminate this Deposit Agreement if at any time 30 days shall have expired after the Depositary shall have delivered to Hitachi a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in
Section 5.04.

            If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of termination for non-appointment of a successor depositary) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividend or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account to holders of Receipts for such net proceeds and other cash. Upon the termination of this Deposit Agreement, Hitachi shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 5.08 and 5.09 hereof.

                                  ARTICLE VII.

                                 MISCELLANEOUS.

            SECTION 7.01. Agreement May Be Executed in Counterparts; Filing of Copies. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary, each Depositary's Agent and the Custodian and shall be open to inspection at the Corporate Trust office of the Depositary, the principal office of any Depositary's Agent and the designated office of the Custodian by any holder of a Receipt during business hours.

            SECTION 7.02. Agreement for Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

            SECTION 7.03. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Holders of Receipts are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

            SECTION 7.05. Notices. Any and all notices to be given to Hitachi shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to Hitachi, Ltd., New Marunouchi Building, 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100, Japan, Attention: Secretary's Office, or any other place to which Hitachi may have transferred its main office.

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention : ADR unit, or any other place where the Depositary may then have its Corporate Trust office.

            Any and all notices to be given to any record holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the transfer books of the Depositary, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

            Delivery of a notice sent by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission message) is Deposited, postage prepaid, in a post-office letter box. The Depositary or Hitachi may, however, act upon any cable, telex or facsimile transmission message received by it from the other or from any record holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

            SECTION 7.06. Appointment of Depositary's Agents. The Depositary may, with the consent of Hitachi, which consent shall not be unreasonably withheld, from time to time appoint Depositary's Agents for the purpose of conversion of Debentures under the related Indenture and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary may from time to time appoint other Agents for the purposes of the Deposit Agreement. The Depositary will notify Hitachi of any such action. The Depositary has initially appointed as Depositary's Agents the principal offices in London and Zurich of Citibank, N.A. and the principal Luxembourg office of Citibank (Luxembourg) S.A. and Hitachi hereby consents to such appointments. Each Depositary's Agent shall perform such duties and exercise such rights of the Depositary consistent with this Deposit Agreement as the Depositary shall specify in writing to such Depositary's Agent and each Depositary's Agent shall be subject to the direction and control of the Depositary in respect of matters arising under this Deposit Agreement.

            SECTION 7.07. Closing Stock Transfer Books. Anything herein contained to the contrary notwithstanding, Hitachi 'agrees that, so long as any of the Debentures shall remain outstanding, it will not, at any time, close its Stock transfer books or take any other action designed to prevent the transfer of its shares generally if such action will impair or diminish the ability of a holder of a Debenture legally to convert such Debenture into valid shares of Common Stock at all times during the period of such closure or while such other action is effective.

            SECTION 7.08. Appointment by Hitachi of Agent for Service of Process. By the execution and delivery of this Deposit Agreement, Hitachi irrevocably designates and appoints the Depositary, in the United States of America, as Hitachi's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Receipts of this Deposit Agreement which may be instituted in any State or Federal court in The City of New York, submits to the jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said Depositary, and written notice of said service to Hitachi (mailed or delivered to its president at its principal office in Tokyo, Japan), shall be deemed in every respect effective service of process upon Hitachi in any such suit or proceeding. Hitachi further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Depositary in full force and effect so long as any of the Receipts shall be outstanding.

            By the execution and delivery of this Deposit Agreement, the Depositary agrees to act as Hitachi's authorized agent upon which process may be served in any such suit or proceeding and to give written notice of said service to Hitachi (mailed or delivered to its President at Hitachi's principal executive office in Tokyo, Japan), provided, however, that in the absence of bad faith or gross negligence on its part the Depositary shall not be responsible for failure to give any such notice.

            SECTION 7.09. Amendment and Restatement. This Deposit Agreement amends and restates as of March 6, 1981, the Deposit Agreement dated as of July 9, 1963, as amended by amendments dated May 11, 1971, May 10, 1973 and January 27, 1976, among Hitachi, First National City Bank (now Citibank, N.A.), as Depositary, and the holders of American Depositary Receipts. Except to the extent referred to in Section 2.09, this amendment and restatement shall not prejudice any substantial existing rights of holders of American Depositary Receipts issued pursuant to this Deposit Agreement as heretofore in effect. Any such right, other than as modified pursuant to Section 2.09, shall survive the execution, delivery and effectiveness of this amendment and restatement.

            SECTION 7.10. Headings. The headings of articles and Sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or to have any bearing upon the meaning of interpretation of any provision contained herein or in the Receipts.

            SECTION 7.11. Law of New York to Govern. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock, and the duties and obligations of Hitachi in respect of such holders, as such, shall be governed by the laws of Japan.

            IN WITNESS WHEREOF, HITACHI, LTD. and CITIBANK, N.A. have duly executed this Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                               HITACHI, LTD.

                                               By  TOSHI KITAMURA

                                                     Duly Authorized Attorney


                                               CITIBANK, N.A.

                                               By  LESLIE H. LYNN
                                                     Vice President

[Corporate Seal]

Attest:

VINCENT LOPEZ
     Trust Officer

                                    Exhibit A

                           American Depositary Receipt

                               For Common Stock of

                                  HITACHI, LTD.

                      (KABUSHIKI KAISHA HITACHI SELSAKUSHO)

                     (Incorporated under the laws of Japan)

No. ............                          American Depositary Shares (Each such
                                          share representing 20 Shares in
                                          registered form of Common Stock each
                                          having a par value of 50 yen)

            (1) Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, having its Corporate Trust office in New York, N.Y., as Depositary (herein called the Depositary), hereby certifies that

                  is the owner of             American Depositary Shares,
representing Shares in registered form of the Common Stock, par value 50 yen per share (herein called Stock), of Hitachi, Ltd. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan (herein called Hitachi). Each such American Depositary Share represents 20 shares of Stock and any and all other securities, property and cash received by the Depositary or the Custodian in respect of such Stock and held under the Deposit Agreement (herein collectively called Deposited Securities). The Deposited Securities are Deposited at the designated office in Tokyo, Japan, of The Industrial Bank of Japan, Limited or The Fuji Bank, Limited' (herein severally called the Custodian), as Agents of the Depositary.

            (2) The Deposit Agreement. This American Depositary Receipt is one of a continuing issue provided by Hitachi for the convenience of its non-resident shareholders generally and for the convenience of the holders of its Debentures (as defined in the Deposit Agreement referred to below) (such issue of American Depositary Receipts being herein called the Receipts), all evidencing rights of similar tenor with respect to Stock (including Stock issued upon conversion of Debentures Deposited with the Depositary for such conversion pursuant to any Indenture relating to the Debentures) Deposited under, and all issued and to be issued upon the terms and conditions set forth in, the Deposit Agreement dated as of July 9, 1963 as amended and restated as of March 6, 1981 (herein called the Deposit Agreement), by and between Hitachi, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock (including Stock issued upon conversion of Debentures) and Deposited Securities. Copies of the Deposit Agreement are on file at said office of the Depositary, the designated office of the Custodian in Tokyo, Japan and the office of each Depositary's Agent. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

            (3) Withdrawal of Deposited Securities. Upon surrender of this Receipt at the Corporate Trust office, such office presently being located at 111 Wall Street, New York, New York 10043, of the Depositary in New York and payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of the Stock and any other Deposited Securities at the time represented hereby. Delivery of such Stock or other Deposited Securities may be made by the delivery of certificates registered in the name of the holder hereof or as ordered by him, or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the holder hereof, either at the designated office of the Custodian in Tokyo, Japan or at the Corporate Trust office of the Depositary, provided that the forwarding of Stock certificates or other Deposited Securities for such delivery in the City of New York shall be at the risk and expense of the holder hereof.

            (4) Transfers, Split-ups, Combinations of Receipts. This Receipt is transferable on the books of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            (5) Conditions to Execution and Delivery, Transfer, etc. of Receipts or Distribution or Sale of Dividends or Rights. As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any Stock transfer registration fee with respect thereto (including any such tax, charge or fee with respect to Stock or other securities being Deposited or withdrawn) and payment of any applicable fees as provided in paragraph (10) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement. Any person presenting Stock for Deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence or other matters or other information, and to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

            (6) Suspension of Delivery, Transfer, etc. The delivery of Receipts against Deposits of Stock generally may be suspended, or the delivery of Receipts against the Deposit of particular Stock may be withheld, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or Hitachi are closed, if any such action is deemed necessary or advisable by the Depositary, any Depositary's Agents or Hitachi at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or, except in the case of surrender of outstanding Receipts, for any other reason. Without limitation of the foregoing, the Depositary will not knowingly accept for Deposit under the Deposit Agreement or for distribution to the holders of Receipts, any Stock or other securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Securities nor will the Depositary issue any Receipts unless a registration statement is in effect as to such Receipts.

            (7) Liability of Holder for Taxes. Any tax or other governmental charge payable with respect to any Deposited Securities represented hereby shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt, or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder hereof (after attempting by reasonable means to notify the holder prior to such sale) any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the record holder hereof remaining liable for any deficiency.

            (8) Warranties as to Stock, etc. Every person Depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are validly issued and outstanding and fully paid and non-assessable, and that the person making such Deposit is not resident in Japan and is duly authorized so to do. Hitachi has represented and warranted that the Stock issuable upon conversion of Debentures pursuant to the related Indenture and the Deposit Agreement will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the Deposit of Stock or the issuance of Stock on conversion, as the case may be, and issuance of Receipts in respect thereof.

            (9) Amendment of Deposit Agreement. Subject to the requirement for the consent in certain events of holders of outstanding Debentures, all as provided in the related Indenture, the form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by Agreement between Hitachi and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees or charges or have the effect of increasing any fees or charges other than as provided in paragraph (10) of this Receipt or which shall otherwise prejudice any substantial existing right of holders of Receipts shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

            (10) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against Deposits of Stock (other than Stock issued upon conversion of Debentures and other than as set forth below), and the party surrendering Receipts for delivery of Stock or other Deposited Securities, as follows:

        Market price per                                  Rate per each 100
   American Depositary Share                          American Depositary Shares
    on delivery or surrender                             or fraction thereof
                                                       delivered or surrendered

         Below $5.00          ......................            $3.00
         $5.00-$10.00         ......................            $4.00
         Over $10.00          ......................            $5.00

Hitachi will pay the charges of the Depositary for Receipts delivered against Deposits made in connection with the exercise by the Depositary of rights to subscribe for additional Stock made available by the Depositary to holders of Receipts or in connection with a dividend in, or free distribution of, Stock. Hitachi will pay other charges of the Depositary (subject in certain cases to consultation and Agreement between Hitachi and the Depositary), with the exception of taxes and other governmental charges, Stock transfer registration fees on Deposits or transfers of Stock, and such cable, telex, facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons Depositing Stock or holders of Receipts.

            (11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery hereof with the same effect as in the case of a negotiable instrument, provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the record holder hereof for the time being as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

            (12) Dividends and distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if any yen amounts may in its judgment be converted (at the official or other rate of exchange) on a reasonable basis into United States dollars available to the Depositary in New York City and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the record holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, provided, however, that if any underlying shares of Stock are not entitled, by reason of their date of issue or otherwise, to receive the full amount of such cash distribution, the Depositary will make an appropriate adjustment in the amount distributed, and provided further that the amount distributed will be reduced by any amounts required to be withheld by Hitachi or the Depositary on account of taxes in respect of Deposited Securities represented by such Receipts. If the Depositary shall determine that yen amounts may not be converted on a reasonable basis into dollars available to the Depositary in New York City, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable time as determined by the Depositary, the Depositary may distribute the yen amounts received by the Depositary to the respective accounts of the record holders of Receipts entitled thereto, or the Depositary may in its discretion hold such yen amounts for the respective accounts of such record holders and distribute to them appropriate warrants or other instruments evidencing their rights to receive such yen amounts. Whenever the Depositary shall receive any distribution other than cash upon the Deposited Securities, the Depositary shall cause the Securities or property received by it to be distributed to the record holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such proportionate distribution cannot be made among the record holders of Receipts entitled thereto, or if for any other reason (including any requirement that Hitachi or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible in whole or in part, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Securities or property thus received, or any part thereof. The net proceeds of any such sale, reduced by any amount withheld on account of taxes with respect to such distribution, shall be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution consists of a dividend in, or free distribution of, Stock or other securities, the Depositary may in its discretion with the approval of Hitachi distribute to the record holders of outstanding Receipts entitled thereto, proportionately as aforesaid, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Stock or other securities received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Stock or other securities constituting the aggregate of such fractions (or Receipts representing such aggregate) and distribute the net proceeds to the record holders of Receipts entitled thereto as in the case of a distribution received an cash.

            (13) Rights. Whenever Hitachi shall offer or cause to be offered to the holders of any Deposited Securities in whose name such Securities are recorded on the transfer books of Hitachi any rights to subscribe for additional Stock or any rights of any other nature, such rights will be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to record holders of Receipts by the issue of warrants or otherwise, or if instructed by record holders of Receipts that such holders do not desire to exercise such rights, the Depositary may sell such rights in its discretion at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale will be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

            If registration under the Securities Act of 1933 of the Securities to which any rights relate is required in order for Hitachi to offer such rights to holders of Receipts or sell the Securities represented by such rights, Hitachi has agreed with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights and Securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event will the Depositary make available to the holders of Receipts any rights to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such Securities to the holders of such Receipts are exempt in the opinion of counsel for the Depositary from registration under the provisions of the Act.

            (14) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, the Depositary will fix a record date for the determination of the holders of Receipts who shall be entitled, subject to the provisions of the Deposit Agreement, to receive such dividend, distribution, rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

            (15) Voting Deposited Securities. Upon Receipt of notice of any meeting of holders of Stock or other Deposited Securities, the Depositary will, as soon as practicable thereafter, mail to the record holders of Receipts a notice which will contain (a) such information as is contained in such notice of meeting, and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of Hitachi, to instruct the Depositary as to the exercise of voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective Receipts, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by Hitachi. Upon the written request of a record holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor in so far as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The above notice to record holders of Receipts will state that if no instructions are received by the Depositary on or before the date established by the Depositary for such purpose the Depositary will give the discretionary proxy to a person designated by Hitachi unless the Depositary has knowledge of any contest as to the action to be taken at the meeting or unless action is to be taken to authorize a merger, consolidation or amalgamation (except an amalgamation between Hitachi and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities.

            (16) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities under the Deposit Agreement or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Hitachi or to which it is a party, the Depositary may in its discretion with the approval of Hitachi, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or on conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or on conversion. In any such case the Depositary may in its discretion execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or take such other action as may be deemed by it appropriate in the circumstances.

            (17) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by holders of Receipts at its Corporate Trust office in New York and will furnish to the Securities and Exchange Commission, Washington, D.C. any reports and communications received from Hitachi which are both (a) received by the Depositary or its nominee or the Custodian or its nominee as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by Hitachi. The Depositary will also send to record holders of Receipts copies of certain other reports and financial statements to the extent provided in the Deposit Agreement when furnished by Hitachi. The Depositary will keep books for the transfer of Receipts which at all reasonable times will be open for inspection by Hitachi and the record holders of Receipts, provided that such inspection by a record holder shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of Hitachi or a matter related to the Deposit Agreement or the Receipts.

            (18) Liability of the Depositary, Hitachi, the Custodian and the Depositary's Agents. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agents shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States or Japan or any other country, or of any other action of any governmental authority thereof, or in the case of the Depositary, the Custodian or any Depositary's Agent by reason of any provision, present or future, of the Articles of Incorporation of Hitachi, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or Hitachi or the Custodian or the Depositary's Agent shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or Hitachi or the Custodian or any Depositary's Agent incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, or in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expanse or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for Deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary or Hitachi or the Custodian or any Depositary's Agent may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. Hitachi will indemnify the Depositary, any Depositary's Agent, any Registrar and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, (1) by either the Depositary, any Depositary's Agent, any Registrar or the Custodian except for any liability arising out of the negligence or bad faith or (2) by Hitachi or any of its Agents. The Depositary, any Depositary's Agent, any Registrar and the Custodian may own and deal in any class of Securities of Hitachi and its affiliates and in Receipts. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof or of the Deposit Agreement.

            (19) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to Hitachi and the Trustee for the Debentures, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by Hitachi by written notice of such removal delivered to the Depositary and the Trustee for the Debentures, effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case of such resignation or removal, Hitachi has agreed, within 30 days after the delivery of the notice thereof, to appoint a successor Depositary. The Depositary may at any time appoint a substitute Custodian as provided in the Deposit Agreement.

            (20) Termination of Deposit Agreement. Except as otherwise provided in each Indenture, at any time after March 1, 1986 or at any time when the number of shares of Stock represented by outstanding Receipts shall be less than 5,000,000 Shares, the Depositary shall, if Hitachi so requests, terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 30 days shall have expired after the Depositary shall have delivered to Hitachi a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of termination for non-appointment of a successor Depositary) or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell rights as provided in the Deposit Agreement and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account to holders of Receipts for such net proceeds and other cash. Upon the termination of the Deposit Agreement, Hitachi shall be discharged from all obligations thereunder except for its obligations to the Depositary, the Custodian, any Depositary's Agent and the Registrar with respect to indemnification and the Depositary's charges and expenses.

            (21) Depositary's Agents. The Depositary may, with the consent of Hitachi, from time to time appoint Depositary's Agents for the purpose of the Deposit Agreement. The Depositary may vary or terminate the appointment of such Depositary's Agent. The Depositary may from time to time appoint other Agents for purposes of the Deposit Agreement.

            (22) Governing Law. This Receipt shall be interpreted and all rights hereunder and provisions hereof shall be governed by the laws of the State of New York. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock, and the duties and obligations of Hitachi in respect of such holders, as such, shall be governed by the laws of Japan.

Dated: ...............................

                                              Citibank, N.A.
                                                 Depositary


                                              By ...............................
                                                 Vice president
Countersigned :


.......................................
         Authorized signature

            The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM--as tenants in common

            TEN ENT--as tenants by the entireties

            JT TEN--as joint tenants with right of survivorship and not as tenants in common

            UNIF GIFT MIN ACT--.......................Custodian.................
                                         (Cust)                     (Minor)

                  under Uniform Gifts to Minors Act ............................
                                                             (State)

            Additional abbreviations may also be used though not in the above list.

Please Insert Social Security or Other
Identifying Number of Assignee

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto .................................................................
.................................................................................
.................................................................................
......................... the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints .......................................................................
attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated ........................

                                              Signature ........................

Signature Guaranteed:

      Note: The Signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.

                        LEGEND TO BE INCLUDED ON FACE OF
                           AMERICAN DEPOSITARY RECEIPT

      Subscription Rights: Under current Japanese practice offerings of rights to subscribe to additional underlying Securities are made in substantial amounts, with a subscription price substantially below the current market price of the security. Hitachi has agreed in the Deposit Agreement that it will file a registration statement covering all such rights offerings under the Securities Act of 1933, as amended, for the purpose of making possible the distribution of rights by the Depositary to the holders of Receipts in the United States and the exercise of the rights by such holders. Should such distribution not be possible, the Depositary intends to endeavor to dispose of the rights for the benefit of holders of Receipts as provided in the Deposit Agreement. Any disposal of rights may substantially dilute the equity of holders of Receipts. Hitachi has in the past made such offerings. Additional information may be obtained from the Depositary. The attention of holders is especially directed to the provisions of paragraph (13) of this Receipt.

                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

               Service                           Rate              By whom paid

   (1) Receiving Deposits and          (per 100 American           Party to whom
       issuing Receipts                Depositary Shares or        Receipts are
                                       fraction thereof)           issued.
                                       market price per American
   (2) Delivering Deposited Shares     Depositary Share on issue   Party
       against surrendered Receipts    and surrender of Receipts   surrendering
                                       below $5, fee $3;           Receipts
                                       market price $5 to $10,
                                       fee $4; market price
                                       over $10, fee $5

   (3) Issuing Receipts upon           $1 per 100 Depositary       Hitachi
       conversion of Debentures        Shares or fraction
                                       thereof

   (4) Receiving Deposits of           1/10 of 1% of the           Hitachi
       Debentures under Section        principal amount of
       2.03                            Debentures surrendered
                                       for conversion

      Other charges of the Depositary plus out-of-pocket expenses such as ADR printing, translation, stationery, postage, insurance, cables, etc., are to be paid by Hitachi in accordance with Agreements in writing entered into between the Depositary and Hitachi from time to time.

      Hitachi will pay the reasonable fees and expenses of the Custodian, except certain fees in connection with Deposits and withdrawals of Stock by others than Hitachi, which fees will be paid by the Depositary.